EXHIBIT 99(j)(5)


                               POWER OF ATTORNEY

         The undersigned Trustees of Tamarack Funds Trust, an open-ended management investment company (the "Trust"), do hereby constitute and appoint Jon S. Rand, Esq., Monica V. Ballard, Esq., James Gallo, David Lux, Kathleen Gorman and Erik Preus and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with:

         (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of the Trust to be offered by the Trust;

         (ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Trust under the Investment Company Act of 1940, as amended; and

         (iii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Trust and with the registration under state securities laws of shares of the Trust to be offered by Trust;

including specifically but without limitation of the foregoing, power and authority to sign the name of the Trust on its behalf and to affix its seal, and to sign the name of such Trustee or officer on his or her behalf as such Trustee or officer to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with federal or state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts, all of which taken together shall constitute one and the same instrument.


Dated: December 7, 2007


/s/ T. Geron Bell                       /s/ Lucy Hancock Bode
----------------------------            ----------------------------
T. Geron Bell                           Lucy Hancock Bode


/s/ Leslie H. Garner, Jr.               /s/ Ronald James
----------------------------            ----------------------------
Leslie H. Garner, Jr.                   Ronald James


/s/ John A. MacDonald                   /s/ H. David Rybolt
----------------------------            ----------------------------
John A. MacDonald                       H. David Rybolt


/s/ James R. Seward                     /s/ William B. Taylor
----------------------------            ----------------------------
James R. Seward                         William B. Taylor

/s/ Erik R. Preus
----------------------------
Erik R. Preus